UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Lyft, Inc.

(Name of Registrant as Specified In Its Charter)

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Letter from our co-founders

BUILT FOR THE LONG-TERM

Dear Shareholders,

In our 12 years working together on transportation, we’ve overcome significant challenges. We started our first company during the Great Recession, and defied many odds to build a new platform for transportation that millions of people depend on.

Today, we face a new challenge along with the rest of the world: a global pandemic that is testing our everyday way of life. We’re ready to take this on — to support our communities and emerge with an even stronger business than before.

STRONG FOOTING

We ended 2019 with $2.85 billion of cash, well-positioned to weather the economic turbulence ahead. We closed our IPO; drove 68% revenue growth; and delivered important progress on our path to profitability.

Our commitment to being the lowest-cost operator will give us a further advantage in the coming months and years. It’s a value we’ve upheld since the beginning, and one we’ve embedded in our culture. From the rule that all team members fly economy, to ruthlessly managing each component of variable cost, we will continue leaning into this philosophy to ensure we emerge with an even better cost structure.

DELIVERING ON OUR VISION

In 2019 we brought our product vision to life, integrating rideshare, bikes, scooters, and public transit in the Lyft app. We can now better match riders with the fastest and most relevant transportation for each trip, and we saw increased engagement across all modes in 2019. We also introduced Lyft Pink, our new membership program that offers preferred pricing and an elevated experience so riders can unlock all the benefits of a car-free lifestyle.

On the other side of this crisis, we believe people will depend on Lyft more than ever — both for transportation access, and for critical earning opportunities. Over the next decade, we’ll shift the trillion-dollar personal car ownership market to a transportation-as-a-service model. In the process, we’ll establish a lasting business and use the scale of the network to deliver value to customers that no other single company can provide today.

OUR RESPONSIBILITY

We wish everyone good health, and we will remain focused on the responsibility you’ve given us to improve people’s lives with the world’s best transportation. Throughout all of this, we’ll continue prioritizing the safety of team members, drivers and riders, while supporting local communities in order to facilitate access to critical transportation, including free rides for healthcare workers.

This moment further grounds us in the impact of the work ahead, and we’re ready to come out stronger together.

Thank you for your continued support,

Logan & John

LYFT, INC.

185 BERRY ST., SUITE 5000

SAN FRANCISCO, CALIFORNIA 94107

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:30 p.m. Pacific Time on Friday, June 19, 2020

Dear Stockholders of Lyft, Inc.:

We cordially invite you to attend the 2020 annual meeting of stockholders (the “Annual Meeting”) of Lyft, Inc., a Delaware corporation, to be held virtually on June 19, 2020 at 1:30 p.m. Pacific Time. You may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/LYFT2020, where you will be able to listen to the meeting live, submit questions and vote online.

We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect two Class I directors to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020;

3.	To approve, on an advisory basis, the compensation of our named executive officers;

4.	To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on April 22, 2020 as the record date for the Annual Meeting. Only stockholders of record on April 22, 2020 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

The accompanying proxy statement and our annual report can be accessed by visiting: www.virtualshareholdermeeting.com/LYFT2020. You will be asked to enter the 16-digit control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.

We appreciate your continued support of Lyft.

By order of the Board of Directors,

Logan Green

Co-Founder, Chief Executive Officer and Director

San Francisco, California

April 27, 2020

LYFT, INC.

PROXY STATEMENT

FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:30 p.m. Pacific Time on Friday, June 19, 2020

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2020 annual meeting of stockholders of Lyft, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held virtually on June 19, 2020 at 1:30 p.m. Pacific Time. You may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/LYFT2020, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 27, 2020 to all stockholders entitled to vote at the Annual Meeting. The proxy materials and our 2019 annual report can be accessed by following the instructions in the Notice.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What matters am I voting on?

You are being asked to vote on:

•	the election of two Class I directors to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified;

•	a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020;

•	a proposal to approve, on an advisory basis, the compensation of our named executive officers;

•	a proposal to approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers; and

•	any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

•	“FOR” the election of each Class I director nominee named in this proxy statement;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020;

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers; and

•	To hold future stockholder advisory votes on the compensation of our named executive officers every “ONE YEAR.”

Who is entitled to vote?

Holders of our Class A and Class B common stock as of the close of business on April 22, 2020, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 297,996,205 shares of our Class A common stock outstanding and 8,802,629 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal, and each share of Class B Common Stock is entitled to 20 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.”

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

•

Proposal No. 1: Each director is elected by a plurality of the votes of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote. “Plurality” means that the two nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a particular nominee (whether as a result of a withhold vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director.

•

Proposal No. 2: The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020, requires the affirmative “FOR” vote of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “For,” “Against” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

•

Proposal No. 3. The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of at least a majority of the voting power of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “For,” “Against” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this proposal is an advisory vote, the result will not be binding on our board of directors or our company. Our board of directors and our compensation committee will consider the outcome of the vote when determining named executive officer compensation.

•

Proposal No. 4: For the approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers, the frequency receiving the highest number of votes cast at the Annual Meeting by stockholders entitled to vote thereon will be considered the frequency preferred by the stockholders. If you “Abstain” from voting on this proposal, it will have no effect on the outcome. Broker non-votes also will have no effect on the outcome of this proposal. Because this proposal is an advisory vote, the result will not be binding on our board of directors or our company. Our board of directors and our compensation committee will consider the outcome of the vote when determining how often we should submit to stockholders an advisory vote to approve the compensation of our named executive officers.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence, virtually or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes, and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•

by Internet prior to the Annual Meeting at www.virtualshareholdermeeting.com/LYFT2020, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 18, 2020 (have your Notice or proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on June 18, 2020 (have your Notice or proxy card in hand when you call);

•	by completing and mailing your proxy card (if you received printed proxy materials); or

•

by attending the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/LYFT2020, where you may vote and submit questions during the meeting (please have your Notice or proxy card in hand when you visit the website).

Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the virtual Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	completing and returning a later-dated proxy card;

•	notifying the Secretary of Lyft, Inc., in writing, at Lyft, Inc., 185 Berry St., Suite 5000, San Francisco, California 94107; or

•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which we believe provides the opportunity for participation by a broader group of stockholders while reducing the environmental impact and the costs associated with in-person meetings. Stockholders of record and street name stockholders with a legal proxy from their broker, bank or other nominee will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/LYFT2020, which will allow such stockholders to submit questions during the meeting and vote shares electronically at the meeting.

We designed the format of the virtual Annual Meeting to ensure that our stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. The virtual format facilitates stockholder attendance and participation by enabling stockholders to participate fully and equally from any location around the world. During the meeting, you will have the ability to submit questions real-time via the virtual meeting website, with a limit of one question per stockholder. We will answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting. Only questions that are relevant to our business operations will be answered.

To participate in the Annual Meeting, you will need the control number included on your Notice, proxy card or the instructions that accompanied your proxy materials to attend the Annual Meeting. The Annual Meeting webcast will begin promptly at 1:30 p.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 1:15 p.m. Pacific Time, and you should allow ample time for the check-in procedures.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Brian Roberts and Kristin Sverchek have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 27, 2020 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at:

Lyft, Inc.

Attention: Investor Relations

185 Berry St., Suite 5000

San Francisco, California 94107

Tel: (844) 250-2773

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2021 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 28, 2020. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Lyft, Inc.

Attention: Secretary

185 Berry St., Suite 5000

San Francisco, California 94107

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our board of directors or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2021 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 11, 2021 and

•	not later than March 13, 2021.

In the event that we hold the 2021 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2021 annual meeting of stockholders and no later than the close of business on the later of the following two dates:

•	the 90th day prior to the 2021 annual meeting of stockholders; or

•	the 10th day following the day on which public announcement of the date of the 2021 annual meeting of stockholders is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

Our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our amended and restated bylaws is available via the SEC’s website at http://www.sec.gov. You may also contact our Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors. Our board of directors consists of nine directors, seven of whom qualify as “independent” under the listing standards of the Nasdaq Global Select Market (“Nasdaq”). We have a classified board of directors consisting of three classes of equal size, each serving staggered three-year terms. Ben Horowitz, who is currently serving as one of our Class I directors, is not standing for re-election. We thank Mr. Horowitz for his many years of service to the Company and our board of directors. Following the Annual Meeting, our board of directors will include eight members, and it is anticipated that the number of authorized directors will be decreased to eight members, and that we will have a classified board of directors consisting of two classes with three directors each, and one class with two directors.

The following table sets forth the names, ages as of March 31, 2020, and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors:

Directors with Terms expiring at the Annual Meeting/Nominees	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Logan Green	I	36	Chief Executive Officer, Co-Founder and Director	2007	2020	2023
Ann Miura-Ko(2)	I	43	Director	2010-2013, 2016	2020	2023
Continuing Directors
John Zimmer	II	36	President, Co-Founder and Vice Chairman	2010	2021
Valerie Jarrett(2)(3)	II	63	Director	2017	2021
David Lawee(1)(2)	II	54	Director	2017	2021
Prashant (Sean) Aggarwal(1)(3)	III	54	Board Chair	2016	2022
Hiroshi Mikitani	III	55	Director	2015	2022
Mary Agnes (Maggie) Wilderotter(3)	III	65	Director	2018	2022
Non-Continuing Directors
Ben Horowitz(1)	I	53	Director	2016	2020

(1)	Member of our Compensation Committee.
(2)	Member of our Nominating and Corporate Governance Committee.
(3)	Member of our Audit Committee.

Nominees for Director

Logan Green. Mr. Green is a co-founder of Lyft and has served as our Chief Executive Officer and as a member of our board of directors since our founding. Prior to co-founding Lyft, Mr. Green created the first car-share program at the University of California, Santa Barbara and served on the Board of the Santa Barbara Metropolitan Transit District. Mr. Green currently serves as a member of the board of directors of eBay Inc., an online marketplace and payments company. Mr. Green holds a B.A. in Business Economics from the University of California, Santa Barbara.

Mr. Green was selected to serve on our board of directors because of the perspective and experience he brings as our Chief Executive Officer and as a co-founder.

Ann Miura-Ko. Dr. Miura-Ko served as a member of our board of directors from June 2010 to May 2013 and has rejoined and served as a member of our board of directors since June 2016. Dr. Miura-Ko co-founded and has served as a Partner at Floodgate Fund, LP, a venture capital firm, since May 2008. Dr. Miura-Ko currently serves on the boards of directors of a number of privately-held companies. Dr. Miura-Ko holds a B.S. in Electrical Engineering from Yale University and a Ph.D. in Quantitative Modeling of Computer Security from Stanford University.

Dr. Miura-Ko was selected to serve on our board of directors because of her extensive experience in the venture capital industry, technical expertise and knowledge of technology companies.

Continuing Directors

John Zimmer. Mr. Zimmer is a co-founder of Lyft and has served as our President since March 2013, our Vice Chairman since January 2019 and as a member of our board of directors since June 2010, and previously served as our Chief Operating Officer from July 2008 until March 2013. Prior to co-founding Lyft, Mr. Zimmer served as an analyst in real estate finance at Lehman Brothers Holdings Inc., which was a global financial services firm. Mr. Zimmer holds a B.S. in Hotel Administration from Cornell University.

Mr. Zimmer was selected to serve on our board of directors because of the perspective and experience he brings as our President and as a co-founder.

Valerie Jarrett. Ms. Jarrett has served as a member of our board of directors since July 2017. Ms. Jarrett has served as a Senior Advisor to the Obama Foundation since April 2017 and a Distinguished Senior Fellow at the University of Chicago Law School since January 2018. From January 2008 to January 2016, Ms. Jarrett served as Senior Advisor to the President of the United States, where she oversaw the Office of Public Engagement and Intergovernmental Affairs and chaired the White House Council on Women and Girls. Prior to joining the administration of the President of the United States, Ms. Jarrett served in various senior positions, including Chief Executive Officer of the Habitat Company, a Chicago real estate development and management firm. She previously was Deputy Chief of Staff for the Mayor of Chicago, served as Commissioner of the Chicago Department of Planning and Development and chaired the Chicago Transit Board. Ms. Jarrett currently serves as Chairperson of the board of directors of When We All Vote, a non-profit organization, and serves on the boards of directors of 2U, Inc., an education technology company, and Ariel Investments, LLC, a private investment company. Ms. Jarrett holds a B.A. from Stanford University and a J.D. from the University of Michigan Law School.

Ms. Jarrett was selected to serve on our board of directors because of her broad experience in public policy.

David Lawee. Mr. Lawee has served as a member of our board of directors since November 2017. Mr. Lawee has served as the Founder and Managing Partner of CapitalG, a growth equity fund backed by Alphabet Inc., the parent company of Google LLC, or Google, a global technology company, since January 2013. Prior to CapitalG, Mr. Lawee served as Google’s Vice President, Marketing and later as Google’s Vice President, Corporate Development. Prior to joining Google, Mr. Lawee co-founded numerous companies, including Xfire, Inc., an online gaming company which was acquired by Viacom Inc., and Mosaic Venture Partners, a venture capital firm. Mr. Lawee currently serves on the boards of directors of a number of privately held companies. Mr. Lawee holds a B.A. in Philosophy from the University of Western Ontario, an M.B.A from the University of Chicago and a B.C.L. from McGill University.

Mr. Lawee was selected to serve on our board of directors because of his extensive experience in the venture capital industry and his knowledge of technology companies.

Sean Aggarwal. Mr. Aggarwal has served as our Board Chair since January 2019 and as a member of our board of directors since February 2016. Since March 2016, Mr. Aggarwal has served as the Chief Executive Officer of Soar Capital, LLC, where he focuses on investments in early-stage technology companies. From November 2011 to February 2015, Mr. Aggarwal served as the Chief Financial Officer at Trulia, Inc., an online real estate company. From June 2008 to October 2011, Mr. Aggarwal served as the Vice President of Finance at

PayPal Holdings, Inc., an online payments company. From March 2003 to May 2008, Mr. Aggarwal worked at eBay Inc. in various finance roles including as Vice President of Finance. Prior to eBay Inc., Mr. Aggarwal served as Director of Finance at Amazon.com, Inc., an e-commerce company. Mr. Aggarwal started his career in investment banking with Merrill Lynch, Pierce, Fenner & Smith Incorporated, a financial services company. Mr. Aggarwal currently serves as a member of the board of directors of Arlo Technologies, Inc., a home security company, and Yatra Online, Inc., an online travel company. Mr. Aggarwal holds a B.A. in Economics from the College of Wooster and a Master of Management in Finance and Marketing from Northwestern University, Kellogg School of Management.

Mr. Aggarwal was selected to serve on our board of directors because of his significant operational experience as an executive with technology companies, and his deep understanding of finance, financial reporting, strategy, operations and risk management.

Hiroshi Mikitani. Mr. Mikitani has served as a member of our board of directors since March 2015. Mr. Mikitani is the founder, Chairman and Chief Executive Officer of Rakuten, Inc., one of the world’s leading Internet service companies. Mr. Mikitani currently serves on the boards of directors of a number of privately held companies. Mr. Mikitani holds a commerce degree from Hitotsubashi University and an M.B.A. from Harvard Business School.

Mr. Mikitani was selected to serve on our board of directors because of his extensive operating and management experience with major technology companies.

Maggie Wilderotter. Ms. Wilderotter has served as a member of our board of directors since May 2018. Ms. Wilderotter has served as the Chief Executive Officer and Chairman of the Grand Reserve Inn, a luxury resort and vineyard, since August 2016. From November 2004 to April 2016, Ms. Wilderotter served in a number of roles at Frontier Communications Corporation, a public telecommunications company, including as Executive Chairman of the board of directors from April 2015 to April 2016, Chairman and Chief Executive Officer from January 2006 to April 2015, and President, Chief Executive Officer and a director from 2004 to 2006. Ms. Wilderotter currently serves on the board of directors of Costco Wholesale Corporation, a wholesale retailer, Hewlett Packard Enterprise Company, an enterprise information technology company, and DocuSign, Inc., a digital transaction management services company. Ms. Wilderotter has served on many corporate boards, and in the past five years, was a director of Cadence Design Systems, Inc., an electronic design automation software and engineering services company, through April 2020, Xerox Corporation, a document management solutions company, DreamWorks Animation SKG, Inc., an entertainment company, Juno Therapeutics, Inc., a biopharmaceutical company, and The Procter & Gamble Company, a consumer goods company. Ms. Wilderotter holds a B.A. in Economics from the College of the Holy Cross.

Ms. Wilderotter was selected to serve on our board of directors because of her significant public company leadership experience as a board member and an officer, as well as her experience in senior leadership positions in the areas of marketing and technology.

Non-Continuing Director

Ben Horowitz. Mr. Horowitz has served as a member of our board of directors since June 2016. Mr. Horowitz is a co-founder and has served as a General Partner of Andreessen Horowitz, a venture capital firm, since July 2009. From September 2007 to October 2008, Mr. Horowitz served as a Vice President and General Manager of Hewlett-Packard Company, an information technology company. From September 1999 to September 2007, Mr. Horowitz served as the co-founder, President and Chief Executive Officer of Opsware Inc., a computer software company. Mr. Horowitz currently serves on the boards of directors of Okta, Inc., a software company, and several privately-held companies. Mr. Horowitz holds a B.A. in Computer Science from Columbia University and a M.S. in Computer Science from the University of California, Los Angeles.

Mr. Horowitz was selected to serve on our board of directors because of his extensive operating and management experience, his knowledge of technology companies and his extensive experience as a venture capital investor.

Director Independence

Our Class A common stock is listed on the Nasdaq Global Select Market. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within a specified period of time after the completion of such company’s initial public offering. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of the company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment and affiliations, our board of directors has determined that Messrs. Aggarwal, Horowitz, Lawee and Mikitani, Mses. Jarrett and Wilderotter and Dr. Miura-Ko do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of Nasdaq. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships, Related Party and Other Transactions.”

Board Leadership Structure

We believe that the structure of our board of directors and its committees provides strong overall management of our company. Our board of directors has determined that it is in the best interests of the Company at this time to maintain the Board Chair and Chief Executive Officer positions separately. The board of directors believes that having an outside, independent director serve as Board Chair is the most appropriate leadership structure, as this enhances its independent oversight of management and the Company’s strategic planning, reinforces the board of directors’ ability to exercise its independent judgment to represent stockholder interests and strengthens the objectivity and integrity of the board of directors. Moreover, we believe an independent chairperson can more effectively lead the board of directors in objectively evaluating the performance of management, including the performance of the chief executive officer, and guide it through appropriate board governance processes.

Only independent directors serve on and chair the audit committee, the compensation committee and the nominating and governance committee of our board of directors. As a result of the board of directors’ committee system and majority of independent directors, the board of directors maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates, and corporate governance programs.

Board Meetings and Committees

During our fiscal year ended December 31, 2019, our board of directors held six meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

Although our Corporate Governance Guidelines do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. The Annual Meeting will be our first annual meeting of our stockholders.

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

Audit Committee

Our audit committee consists of Mses. Wilderotter and Jarrett and Mr. Aggarwal, with Ms. Wilderotter serving as Chairperson, each of whom meets the requirements for independence under the listing standards of the Nasdaq and SEC rules and regulations. Each member of our audit committee also meets the financial literacy requirements of the listing standards of Nasdaq. In addition, our board of directors has determined that each of Ms. Wilderotter and Mr. Aggarwal is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. Our audit committee is responsible for, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and overseeing performance of the independent registered public accounting firm;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•	reviewing our financial statements and our critical accounting policies and estimates;

•	reviewing the adequacy and effectiveness of our internal controls;

•	developing procedures for employees to submit concerns anonymously about questionable accounting, internal accounting controls, or audit matters;

•	reviewing our policies on risk assessment and risk management;

•	overseeing compliance with our code of business conduct and ethics;

•	reviewing related party transactions; and

•	pre-approving all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter for our audit committee is available on our website at https://investor.lyft.com/corporate-governance. During 2019, our audit committee held seven meetings.

Compensation Committee

Our compensation committee consists of Messrs. Aggarwal, Horowitz and Lawee, with Mr. Lawee serving as Chairperson, each of whom meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:

•	reviewing, approving, and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers, including our CEO;

•	administering our equity compensation plans;

•	reviewing, approving, and administering incentive compensation and equity compensation plans; and

•	reviewing and approving our overall compensation philosophy.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter for our compensation committee is available on our website at https://investor.lyft.com/corporate-governance. During 2019, our compensation committee held four meetings.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Dr. Miura-Ko, Ms. Jarrett and Mr. Lawee, with Dr. Miura-Ko serving as Chairperson, each of whom meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:

•	identifying, evaluating, and selecting, or making recommendations to our board of directors regarding nominees for election to our board of directors and its committees;

•	developing and overseeing the annual evaluation of the performance of our board of directors and of individual directors;

•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	overseeing our corporate governance practices;

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter for our nominating and corporate governance committee is available on our website at https://investor.lyft.com/corporate-governance. During 2019, our nominating and corporate governance committee held four meetings.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee. See the section titled “Certain Relationships, Related Party and Other Transactions” for information about related party transactions involving members of our compensation committee or their affiliates.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. Although our board of directors does not have a formal written diversity policy with respect to the evaluation of director candidates, in its evaluation of director candidates, our nominating and corporate governance committee will consider factors including, without limitation, issues of character, integrity, judgment, potential conflicts of interest, other commitments and diversity, and with respect to diversity, such factors as gender, race, ethnicity and experience, area of expertise, as well as other individual qualities and attributes that contribute to the total diversity of viewpoints and experience represented on the board of directors. Nominees must also have the highest personal and professional ethics and integrity and the ability to assist and support our management team based on proven achievement and leadership in the companies or institutions with which they are affiliated. Director candidates must understand the fiduciary responsibilities that are required of a member of our board of directors and have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board of director and committee responsibilities. Members of our board of directors are expected to prepare for, attend and participate in all board of director and applicable committee meetings. Our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Our nominating and corporate governance committee also considers the above factors and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations and Nominations to the Board of Directors

Our nominating and corporate governance committee will consider director candidates recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of the Company continuously for at least twelve (12) months prior to the date of the submission of the recommendation., so long as such recommendations comply with our amended and restated certificate of incorporation, amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our General Counsel or legal department in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our capital stock, a signed letter from the candidate confirming willingness to serve on our board of directors and any additional information required by our amended and restated bylaws. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our General Counsel at Lyft, Inc., 185 Berry St., Suite 5000, San Francisco, California 94107. To be timely for the 2021 annual meeting of stockholders, nominations must be received by our Secretary observing the same deadlines for stockholder proposals discussed above under “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors? – Stockholder Proposals.”

Communications with the Board of Directors

Interested parties wishing to communicate with non-management members of our board of directors may do so by writing and mailing the correspondence to our General Counsel at Lyft, Inc., 185 Berry St., Suite 5000, San Francisco, California 94107. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our General Counsel or legal department, in consultation with appropriate members of our board of directors as necessary, will review and, if appropriate, forward all incoming stockholder communications to the appropriate member or members of our board of directors, or if none is specified, to our Board Chair of directors (this excludes mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material).

This procedure does not apply to (i) communications to non-management directors from our officers or directors who are stockholders or (ii) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, which are discussed above under “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors? – Stockholder Proposals.”

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates, including independence standards, and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our website at https://investor.lyft.com/corporate-governance. We will post amendments to our Code of Business Conduct and Ethics or any waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website or in filings under the Exchange Act.

Our board of directors conducts an annual evaluation of the performance of individual directors, the board as a whole, and each of the board’s standing committees, including an evaluation of the qualifications of individual members of the board of directors and its committees. The results of the evaluation and any recommendations for improvement are provided orally to our board of directors and the other standing committees of the board either by the Board Chair or a member of our in-house legal team.

Role of Board in Risk Oversight Process

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational, in the pursuit and achievement of our strategic objectives. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day oversight and management of strategic, operational, legal and compliance, cybersecurity, and financial risks, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of our risk management framework, which is designed to identify, assess, and manage risks to which our company is exposed, as well as foster a corporate culture of integrity. Consistent with this approach, our board regularly reviews our strategic and operational risks in the context of discussions with management, question and answer sessions, and reports from the management team at each regular board meeting. Our board also receives regular reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.

In addition, our board has tasked its designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. The audit committee further oversees the Company’s initiatives related to cybersecurity, including prevention and monitoring. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of the board, and potential conflicts of interest. These committees provide regular reports on the Company’s risk management efforts to the full Board.

Our board of directors believes its current leadership structure supports the risk oversight function of the board.

Director Compensation

In January 2019, our board of directors adopted, and our stockholders approved, a new compensation policy for our non-employee directors that became effective upon the effective date of our registration statement in connection with our initial public offering (“IPO”). This policy was developed with input from our independent compensation consultant, Pay Governance LLC, regarding practices and compensation levels at the same group of peer companies used for executive compensation comparisons and is intended to attract, retain, and reward non-employee directors. Additional information on the peer group can be found in the section titled “Comparative Market Data (Peer Group)” on page 27 of this proxy statement.

We believe our director compensation program provides our non-employee directors with reasonable and appropriate compensation that is commensurate with the services they provide and is competitive with the compensation paid by our peer group companies to their non-employee directors.

For 2019, our compensation paid to our non-employee directors consisted of an annual cash retainer for membership on the board of directors, additional cash retainers based on their Committee/Chair responsibilities, and an annual equity award in the form of restricted stock units (“RSUs”) as described in greater detail below.

Cash Compensation

Non-employee directors will be entitled to receive the following annual cash fees:

Board/Committee	Chair ($)(1)	Member ($)	Lead Outside ($)(1)
Board	90,000	40,000	65,000
Audit Committee	25,000	10,000	n/a
Compensation Committee	20,000	8,500	n/a
Nominating and Corporate Governance Committee	11,000	5,000	n/a

(1)	The annual cash fees for the Chair of the board of directors and Lead Outside Director are inclusive of the $40,000 annual cash fee payable as a non-employee member of the board of directors.

For clarity, each non-employee director who serves as the chair of a committee shall receive only the annual cash fee as the chair of the committee, and not the annual cash fee as a member of that committee. Also, there are no per-meeting fees for attending board of directors or committee meetings. Cash compensation is paid quarterly in arrears on a prorated basis.

Equity Compensation

Initial Award

Each new non-employee director who joins our board of directors is eligible to receive a grant of RSUs at the time of the director’s appointment with a grant date fair value (determined in accordance with GAAP) equal to $260,000 multiplied by the fraction obtained by dividing (i) the number of full months during the period beginning on the date the person first becomes a non-employee director and ending on the one-year anniversary of the date of the then-most recent annual meeting of our stockholders (or, if no annual meeting has occurred, May 20, 2019) (the

“Initial Award Vesting Period”), by (ii) 12, rounded to the nearest whole share (the “Initial Award”). The Initial Award will vest in equal installments quarterly over the remaining company-wide quarterly vesting dates occurring during the period beginning on the date that is three months following the date the award is granted and ending on the last day of the vesting period, or, if earlier, on the day before the annual meeting of our stockholders that follows the grant date of the award, subject to the non-employee director continuing to provide services to us through the applicable vesting date. If an individual was a member of our board of directors and also an employee, becoming a non-employee director due to termination of employment will not entitle them to an Initial Award.

Annual Award

Each of our non-employee directors is eligible to receive an annual grant of RSUs with a grant date fair value (determined in accordance with GAAP) equal to $260,000 (the “Annual Award”). Each Annual Award will be granted on the date of our annual meeting of stockholders with one-quarter vesting on each of the first four company-wide quarterly vesting dates occurring after the grant date, except that the fourth quarterly vesting date will occur no later than the day before the next annual meeting of our stockholders, subject to the non-employee director’s continued service through the applicable vesting date.

Given the timing of our IPO, we did not hold an annual meeting of our stockholders in 2019. However, on June 11, 2019, each non-employee director received an award of RSUs as if we held an annual meeting of our stockholders on that date and his or her Annual Award was granted under the terms of the policy. The board of directors believed that granting each non-employee director this award in 2019 was appropriate to recognize each non-employee director’s past and expected contributions to us, particularly during this critical year as we transitioned into becoming a public company.

Change in Control

In the event of a “change in control” (as defined in our 2019 Plan), each non-employee director’s then-outstanding company equity awards granted under the non-employee director compensation policy will fully vest, immediately prior to the consummation of the change in control, provided that the non-employee director continues service through such date.

Other Non-employee Director Compensation and Expense Reimbursement Policies

Limit on Board Compensation

The non-employee director compensation policy includes a maximum annual limit of $1 million on cash compensation and equity awards that may be paid, issued, or granted to a non-employee director in any fiscal year (excluding any amounts received for services as an employee or as a consultant). For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with GAAP).

Deferred Compensation

Non-employee directors can elect to defer the delivery of the settlement of RSUs issued under our non-employee director compensation policy pursuant to the terms of properly submitted deferral elections made in accordance with our non-employee director compensation policy.

Stock Ownership Guidelines

In March 2019, our board of directors adopted stock ownership guidelines establishing a minimum share ownership requirement for our non-employee directors. These guidelines provide that, within five years of becoming subject to these guidelines, our non-employee directors must hold shares of our common stock with a value equal to five times their annual base cash retainer (i.e., for non-chair board members, currently 5x $40,000, or $200,000). The stock ownership guidelines do not apply to any non-employee director who elects not to receive compensation.

Director Education and Other Expense Reimbursement

Each of our non-employee directors is eligible for reimbursement for up to $10,000 per two-year period for documented director education expenses related to service on the board of directors or its committees. We also reimburse our non-employee directors for reasonable, customary, and documented travel expenses related to the board of directors or committee meetings as well as up to $5,000 per year for membership fees or other expenses related to membership in an association related to such non-employee director’s service to the board of directors or any of its committees.

Non-Employee Director Compensation Table for Fiscal 2019

Our directors who also serve as executive officers, Messrs. Green and Zimmer, did not receive any additional compensation for their services as directors for the year ended December 31, 2019. The compensation received by Messrs. Green and Zimmer as employees for the year ended December 31, 2019 is set forth in the “Summary Compensation Table” on page 35 of this proxy statement.

The following table provides information regarding the compensation received for services rendered to us by our non-employee directors for the year ended December 31, 2019:

Name(1)	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(1)(3)(4)		Total ($)
Sean Aggarwal	82,581	259,979		342,560
Ben Horowitz	36,914	259,979		296,893
Valerie Jarrett	41,861	259,979		301,840
David Lawee	49,472	259,979		309,451
Hiroshi Mikitani	30,444	259,979		290,423
Ann Miura-Ko	38,817	259,979	(5)	298,796
Mary Agnes (Maggie) Wilderotter	49,472	259,979		309,451

(1)

Jonathan Christodoro resigned from our board of directors in March 2019 and did not receive any compensation for the year ended December 31, 2019. Mr. Christodoro did not hold any equity awards as of December 31, 2019.

(2)	Represents a partial year of the board of directors and committee cash compensation due to the timing of our IPO and the effective date of our non-employee director compensation policy.
(3)

Amounts shown do not reflect compensation actually received by the non-employee directors, and there can be no assurance that these amounts will ever be realized by the non-employee directors. Instead, the amounts shown are the grant date fair value of the RSU awards granted in fiscal 2019 computed in accordance with ASC Topic 718—Compensation—Stock Compensation, or ASC Topic 718, disregarding forfeiture assumptions.

(4)	No Initial Awards were granted in 2019.
(5)	Ms. Miura-Ko voluntarily forfeited her award immediately following the grant and prior to vesting.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2019:

Name	Grant Date(1)		Number of Shares of Stock or Units (#)
Sean Aggarwal	6/11/2019		2,238
Ben Horowitz	6/11/2019		2,238
Valerie Jarrett	9/28/2017	(2)	2,332
	6/11/2019		2,238
David Lawee	6/11/2019		2,238
Hiroshi Mikitani	6/11/2019		2,238
Ann Miura-Ko(3)	—		—
Mary Agnes (Maggie) Wilderotter	6/13/2018	(2)	3,144
	6/11/2019		2,238

(1)

Unless otherwise indicated, 1/4th of the shares of our Class A common stock underlying the RSUs vest on each of the first four quarterly vesting dates occurring after May 20, 2019, except that the fourth quarterly vesting date shall occur no later than the day prior to the date of the annual meeting. The quarterly vesting dates are February 20, May 20, August 20, and November 20.

(2)

The RSUs vested upon the satisfaction of both a time-based vesting condition and a performance-based vesting condition. The performance-based vesting condition was satisfied upon the effectiveness of the registration statement in connection with our IPO. The time-based vesting condition was satisfied as to 1/16th of the total number of shares of our Class A common stock underlying the RSUs on the vesting commencement date, and is satisfied as to an additional 1/16th of the total number of shares of our Class A common stock underlying the RSUs in quarterly installments on each of February 20, May 20, August 20, and November 20 thereafter, subject to the non-employee director’s continued service through each vesting date. In the event of a “change in control,” 100% of the then-unvested RSUs immediately vest.

(3)	Ms. Miura-Ko voluntarily forfeited her award immediately following the grant and prior to vesting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of nine members. We have a classified board of directors consisting of three classes of equal size, each serving staggered three-year terms. Following the Annual Meeting, our board of directors will include eight members, and it is anticipated that the number of authorized directors will be decreased to eight members, and that we will have a classified board of directors consisting of two classes with three directors each, and one class with two directors.

At each annual meeting of stockholders, directors of our board of directors shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier resignation or removal; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the Delaware General Corporation Law.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved Logan Green and Ann Miura-Ko as nominees for election as directors at the Annual Meeting. If elected, Mr. Green and Dr. Miura-Ko will serve as directors until the 2023 annual meeting of stockholders and until his or her successor is duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the relevant experiences, qualifications, attributes, and skills of each nominee that led our board of directors to recommend that person as a nominee for director, please see the section titled “Board of Directors and Corporate Governance.” Each of Mr. Green and Dr. Miura-Ko has consented to being named as a nominee in the proxy statement and to continue to serve as a director, if elected; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy.

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Mr. Green and Dr. Miura-Ko. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

Each director is elected by a plurality of the votes of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote. “Plurality” means that the two nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a particular nominee (whether as a result of a withhold vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2020. During our fiscal year ended December 31, 2019, PwC served as our independent registered public accounting firm.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2020. Our audit committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of PwC, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of PwC, our board of directors may reconsider the appointment. Representatives of PwC will be present at the Annual Meeting, and they will have an opportunity to make a statement and be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services billed to our company by PwC for our fiscal years ended December 31, 2018 and 2019.

	2018	2019
Audit Fees(1)	$2,482,227	$7,709,582
Audit-Related Fees(2)	537,700	—
Tax Fees(3)	—	—
All Other Fees(4)	900	2,700

Total Fees	$3,020,827	$7,712,282

(1)

Audit Fees consisted of fees incurred for services rendered for the annual audit and quarterly reviews of the Company’s consolidated financial statements, audits required by public company regulation, professional consultations with respect to accounting issues, registration statement filings, including our Registration Statement on Form S-1 related to our initial public offering and issuance of consents and similar matters.

(2)	Audit-Related Fees primarily consists of due diligence services to support periodic mergers and acquisition activities.
(3)	Tax Fees include the aggregate fees billed for services rendered for tax compliance, research and development, tax advice, and tax planning.
(4)	All Other Fees include the aggregate fees for compliance-related services and access to online accounting and tax research software applications.

Auditor Independence

In making its recommendation to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2020, our audit committee has considered whether services other than audit and audit-related services provided by PwC are compatible with maintaining the independence of PwC and has determined that PwC is independent.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all audit services and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by PwC for our fiscal year ended December 31, 2018 were approved by our audit committee, and following adoption of our pre-approval policy in March 2019, all services provided by PwC for our fiscal year ended December 31, 2019, which includes all fees for audit services, were pre-approved by our audit committee in accordance with the policy.

Vote Required

The ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2020 requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the Nasdaq Stock Market and rules and regulations of the Securities and Exchange Commission (“SEC”). The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. With respect to Lyft’s financial reporting process, Lyft’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Lyft’s consolidated financial statements. Lyft’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an independent audit of Lyft’s consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Lyft’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management and PwC;

•	discussed with PwC the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•

received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PwC its independence.

Based on the audit committee’s review and discussions referred to in the bulleted list above, the audit committee recommended to the board of directors that the audited financial statements be included in Lyft’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

Maggie Wilderotter (Chair)

Sean Aggarwal

Valerie Jarrett

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

PROPOSAL NO. 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The Say-on-Pay vote is advisory, and therefore is not binding on us, our compensation committee or our board of directors. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our compensation committee will evaluate whether any actions are necessary to address those concerns.

We believe that the information provided in the section titled “Executive Compensation,” and in particular the information discussed in the section titled “Executive Compensation—Compensation Philosophy,” demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion and other related disclosure.”

Vote Required

The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF

FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders to indicate their preference at least once every six years regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statement. Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory vote every one year, two years or three years. Alternatively, stockholders may abstain from casting a vote.

After considering the benefits and consequences of each alternative, our board of directors recommends that the advisory vote on the compensation of our named executive officers be submitted to the stockholders every year. In formulating its recommendation, our board of directors considered that compensation decisions are made annually and that an annual advisory vote on the compensation of our named executive officers will allow stockholders to provide more frequent and direct input on our compensation philosophy, policies and practices.

Vote Required

The alternative among one year, two years or three years that receives the highest number of votes cast at the Annual Meeting by stockholders entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.

While our board of directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether non-binding future stockholder advisory votes on the compensation of our named executive officers should be held every year, two years or three years.

As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one time period over another, will consider the outcome of this vote when making future decisions regarding the frequency of holding future stockholder advisory votes on the compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY “ONE YEAR.”

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of March 31, 2020. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Logan Green	36	Chief Executive Officer and Co-Founder
John Zimmer	36	President, Co-Founder and Vice Chairman
Eisar Lipkovitz	49	Executive Vice President, Rideshare and Engineering
Brian Roberts	51	Chief Financial Officer
Kristin Sverchek	37	General Counsel and Secretary

For Messrs. Green’s and Zimmer’s biographies, see “Nominees for Director” and “Continuing Directors.”

Eisar Lipkovitz. Mr. Lipkovitz has served as our Executive Vice President, Rideshare and Engineering since March 2020, and previously served as our Executive Vice President, Engineering from February 2019 to March 2020. From April 2014 to February 2019, Mr. Lipkovitz served as the Vice President, Engineering Display and Video Ads at Google LLC, a global technology company, and from August 2004 to April 2014, Vice President, Engineering Search Infrastructure at Google. Prior to Google, he served as Manager, Engineering at Akamai Technologies, Inc., a content delivery network, cybersecurity, and cloud service provider. Mr. Lipkovitz holds a B.Sc. in Mathematics and Computer Science and M.B.A. in Finance from Tel Aviv University.

Brian Roberts. Mr. Roberts has served as our Chief Financial Officer since November 2014, and previously served as our Senior Vice President, Partnerships and Corporate Development from October 2014 to November 2014. From May 2011 to October 2014, Mr. Roberts served as Senior Vice President in Business Development and Strategy at Walmart Global eCommerce, a division of Walmart Inc., a retail company. Prior to Walmart, Mr. Roberts served as Senior Managing Director at Evercore Inc., an investment banking advisory firm, led the corporate development organizations at Microsoft Corporation, a software company, and Inktomi Corp., a software company, and served as Vice President at Lazard Frères & Co. LLC, an investment banking advisory firm. Mr. Roberts serves as a member of the board of trustees at The Fred Hutchinson Cancer Research Center. Mr. Roberts holds a B.A. in Economics from the University of California, Berkeley and an M.B.A. from Harvard Business School.

Kristin Sverchek. Ms. Sverchek has served as our General Counsel since November 2012 and as our Secretary since October 2015. From January 2009 to November 2012, Ms. Sverchek served as an Associate and then Partner at Silicon Legal Strategy, P.C., a law firm. From September 2007 to December 2008, Ms. Sverchek served as an Associate at Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, a law firm. Ms. Sverchek holds a B.A. in Molecular and Cell Biology from the University of California, Berkeley and a J.D. from the University of California, Hastings College of Law.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis summarizes our compensation philosophy, objectives and structure for the Named Executive Officers (“NEOs”) listed below.

•	Logan Green, Chief Executive Officer, Co-Founder and member of our board of directors

•	John Zimmer, President, Co-Founder and Vice Chairman

•	Brian Roberts, Chief Financial Officer

•	Kristin Sverchek, General Counsel and Secretary

•	Ran Makavy, former Executive Vice President and Chief Product Officer(1)

•	Jon McNeill, former Chief Operating Officer(2)

(1)

Mr. Makavy previously served as our Executive Vice President and Chief Product Officer until March 2020, at which point he transitioned into a new role as Executive Vice President, Strategic Initiatives and ceased to be an executive officer.

(2)	Mr. McNeill left the Company in July 2019.

Executive Summary

Our approach to executive compensation reflects our goals of attracting and retaining the most dynamic, innovative and skilled talent in a highly-competitive San Francisco Bay Area market as we continue to build our transformational business revolutionizing transportation, improving people’s lives and delivering value to stockholders. Our executive compensation design program reflects the competitive environment in which we compete for talent against both start-ups and larger, well-established technology companies. To accomplish our goals, we strive to maintain a simple, fair and easy to understand executive compensation program that provides total compensation opportunities informed by our competitive market, but tailored to account for the specific needs and responsibilities of each position as well as the unique qualifications of each executive and his or her contribution to our business.

For 2019, the primary components of the compensation paid to our NEOs consisted of base salary and equity. Base salaries for all of our NEOs were set at $450,000, and we did not maintain a formal cash bonus program in 2019. As a result, total cash compensation for our NEOs is below competitive rates among our peer companies, which supports our near-term objective of controlling cash costs and achieving profitable growth. Our more limited cash compensation opportunities are balanced by the emphasis we place on equity compensation, which supports our long-term objective of delivering stockholder value. Equity awards granted to our employees, including our NEOs, in 2019 were in the form of RSUs that vest over multiple years. Although we do not currently tie any portion of NEO compensation directly to our financial performance, equity awards make up the vast majority of our NEOs’ compensation and the realized value of these awards is directly linked to our stock price. As a result, we believe that these awards provide a significant incentive for our NEOs to drive growth in our business and create long-term value for our stockholders.

The table below shows the 2019 pay mix between annualized base salaries and the grant date fair values of equity awards granted in 2019 to our NEOs that are set forth in the “Summary Compensation Table” on page 35 of this proxy statement.

Name	Base Salary(%)	Equity (%)
Logan Green*	100	n/a
John Zimmer*	100	n/a
Brian Roberts	4.7	95.3
Kristin Sverchek	7.5	92.5
Ran Makavy	2.3	97.7
Jon McNeill	11.9	88.1

*	Messrs. Green and Zimmer did not receive an equity grant in 2019.

Determining Executive Compensation

Role of Board, Compensation Committee and its Advisors

The Compensation Committee is responsible for recommending to the board of directors the total compensation for our NEOs. The Compensation Committee considers the scope and complexity of each executive’s role and impact to our business, market data, individual performance as well as the recommendations from Mr. Green (except with respect to the compensation payable to himself and Mr. Zimmer), and makes recommendations to the board of directors for approval. The board of directors considers the Compensation Committee recommendations as well as these same factors in approving compensation for the NEOs.

The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. The Compensation Committee engaged Pay Governance, a leading independent compensation consulting firm to serve as its independent compensation consultant. Pay Governance provides consulting services to more than 10% of the S&P 500 and has been retained by the Compensation Committee since 2017. Pay Governance advises our Compensation Committee on general marketplace trends in executive compensation, makes or reviews proposals for executive compensation programs, recommends peer companies for inclusion in competitive market analyses of compensation and otherwise advises the Compensation Committee with regard to how our compensation practices compare with those of other companies. Pay Governance does not provide any services to Lyft other than advising the Compensation Committee. The Compensation Committee has assessed the independence of Pay Governance taking into account, among other things, the enhanced independence standards and factors set forth in Exchange Act Rule 10C-1 and the applicable listing standards of the Nasdaq, and concluded that there are no conflicts of interest regarding the work that Pay Governance performs for the Compensation Committee and that Pay Governance satisfies the independence standards under Nasdaq.

Role of Management

Our Chief People Officer reviews our executive compensation practices against our peer companies and provides input to Mr. Green on market levels of compensation. Based on input from our Chief People Officer and Pay Governance, Mr. Green provides the Compensation Committee and the board of directors with compensation recommendations for our NEOs other than himself and our President.

Comparative Market Data (Peer Group)

In making its recommendation to the board of directors on compensation arrangements for our NEOs, the Compensation Committee reviews market data for executive compensation using relevant published survey data as well as cash and equity data from our peer group, discussed below.

In connection with our IPO, the Compensation Committee, with assistance from Pay Governance developed a “peer group” consisting of publicly-traded companies. While the Compensation Committee believes there is value in understanding market practices for similarly-sized public companies, the Compensation Committee also recognizes that we are a company that recently completed our IPO, with a transformative business model. In addition, we compete in the highly-competitive San Francisco Bay Area market for executive, engineering and other key talent against both start-ups and larger, well-established technology companies. The Compensation Committee targeted U.S. publicly traded technology companies based on the following targeted selection criteria when identifying companies to include in the peer group:

Criteria	Detail
Revenue	Approximately 50% to 250% of Lyft’s revenue
Market Capitalization	Approximately 33% to 300% of Lyft’s market cap
Maturity	IPO in the last three to five years
Growth	Annual revenue growth > 15%
Headcount	0.33x to 3.0x of Lyft’s headcount
Location	Preference for companies located in the San Francisco Bay Area

Using the criteria described above, the Compensation Committee approved the following 16 companies as the peer group for fiscal 2019:

Autodesk, Inc.	Palo Alto Networks, Inc.	Spotify Technology S.A.	Twilio Inc.
Dropbox, Inc.	ServiceNow, Inc.	Square, Inc.	Twitter, Inc.
eBay Inc.	Snap Inc.	Tableau Software, Inc.	Workday, Inc.
GrubHub Inc.	Splunk Inc.	Tesla, Inc.	Yelp Inc.

In October 2019, the Compensation Committee revised the peer group for fiscal 2020 to exclude Tableau (due to its acquisition by Salesforce) and Yelp (due to size) and to add Uber, Okta, and Pinterest based on the selection criteria described above.

2019 Key Compensation Decisions

For 2019, the core components of our executive compensation programs were base salary and equity (RSUs). The key decisions related to our 2019 compensation programs for our NEOs included:

Decision	Detail	Rationale
Harmonized base salary at $450,000	Set the base salary of each of our NEOs at $450,000, which resulted in $50,000 reduction of Mr. McNeill’s base salary	• Focus on equity compensation to strengthen the alignment with stockholder interests • Limit cash expense to support the goal of profitable growth
Eliminated cash bonus	Removed annual bonus opportunities for Messrs. Roberts and McNeill and Ms. Sverchek	• Maintain consistent compensation structure across executive team

Decision	Detail	Rationale
Annual equity awards and bridge equity awards for select executives	Provided equity awards to Messrs. Roberts, Makavy, and McNeill and Ms. Sverchek

•  Annual equity awards were granted to executives, excluding our CEO and President and recently hired executives, in an effort to provide them with total compensation opportunities that were competitive to market for similarly situated executives

•  Bridge equity awards were granted to mitigate the impact of transition of vesting schedule for annual equity award from individualized vesting schedule to standard four-year vesting (please see the “Equity” section on page 30 for details)

Implemented executive severance plan	Adopted an executive severance plan that provides market competitive severance for our NEOs and other executives	• Maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of the Company
Established stock ownership guidelines	Adopted stock ownership guidelines for all senior executives and non-employee directors (please see the “Executive Stock Ownership Guidelines” section on page 31 for details)	• Align the financial interests of our executives and non-employee directors with those of our stockholders • Support focus on long-term value creation and reflect current best practices
Established clawback policy	Adopted clawback policy to permit us to recover certain performance-based compensation from current or former executive officers (please see the “Clawback Policy” section on page 32 for details)	• Deter executives from improper conduct such as fraud, gross negligence, or intentional misconduct • Maintain and enhance a culture that is focused on integrity and accountability

2019 Executive Compensation

Base Salary

We use base salary to provide a fixed amount of compensation for our NEOs in exchange for their services rendered. In March 2019, we made base salary adjustments for all our NEOs and aligned their base salaries at $450,000 per year for each NEO after considering market data for their positions and to create internal equity among the management team with respect to an NEO’s fixed compensation and make distinctions between roles, responsibilities and contributions through equity awards. For five of the six NEOs, base salaries increased. Mr. McNeill’s base salary decreased by 10% to align his base salary with the base salaries of the rest of the

NEOs. The table below shows the annualized salary for each of our NEOs that were effective in March 2019 compared to his or her base salary as of March 2018. The actual salaries paid to our NEOs during 2019 are set forth in the “Summary Compensation Table” on page 35 of this proxy statement.

Name	2018 Base Salary	2019 Base Salary	% Change
Logan Green	$400,000	$450,000	+12.5%
John Zimmer	$400,000	$450,000	+12.5%
Brian Roberts	$400,000	$450,000	+12.5%
Kristin Sverchek	$350,000	$450,000	+28.6%
Ran Makavy	$400,000	$450,000	+12.5%
Jon McNeill	$500,000	$450,000	(10.0%)

Equity

We differentiate compensation incentives among our NEOs through equity compensation. We believe that emphasizing equity compensation for our NEOs encourages them to have a long-term focus since the value of their equity compensation depends on the performance of our stock. Equity compensation also aligns with the interests of our NEOs and those of our stockholders by enabling our NEOs’ to participate in the long-term appreciation of the value of our stock. Additionally, equity compensation provides an important tool for us to compete in the competitive talent market and to retain our NEOs, as awards are subject to vesting over a multi-year period subject to continued service with the Company.

In 2015, we transitioned to RSUs as the form of equity compensation for our employees, including NEOs. RSUs create alignment with our stockholders by providing both upside and downside tied to our stock price performance.

The following table shows the grant date fair values of equity awards granted to our NEOs in 2019. The values our NEOs may realize from these awards depend on our stock price as these awards vest and settle over the vesting period, and may be different than the value below.

Name	Grant Date Fair Value(1)
	Annual Award ($)	Bridge Award ($)	Total ($)
Logan Green	—	—	—
John Zimmer	—	—	—
Brian Roberts	7,602,984	1,520,640	9,123,624
Kristin Sverchek	4,637,808	912,384	5,550,192
Ran Makavy	19,083,456	—	19,083,456
Jon McNeill	—	3,345,336	3,345,336

(1)

Amounts represent the grant date fair values of RSUs calculated based on the price per share of our Class A common stock sold in our IPO of $72. Represents the aggregate grant date fair value of the RSUs calculated in accordance with ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to time-based vesting conditions.

The size of annual equity awards was determined by the Compensation Committee and board of directors after consideration of the market data as well as the scope of responsibilities of each NEO and his or her impact on our business. Also, given our IPO was expected to happen soon after these awards were granted, potential future values of these awards were considered as well. Messrs. Green and Zimmer did not receive an annual equity award in 2019 as the Compensation Committee and board of directors believed that their current equity holdings provided sufficient retention incentives. Mr. McNeill did not receive an annual equity award due to the size and unvested status of his new hire award granted in 2018.

In addition to annual equity awards, Mr. Roberts and Ms. Sverchek received bridge awards in 2019 in consideration of the shift from individualized vesting (typically three-year vesting) to standard four-year vesting for our annual equity awards to align with the Company practice for other employees. Mr. McNeill also received a bridge award as an offset to the $550,000 decrease in his target annual cash compensation ($50,000 reduction in annual base salary and elimination of $500,000 annual cash incentive). The size of the bridge equity awards was determined taking into account these factors as well as the market data for each NEO’s position and their individual past and expected future contributions to our business. The vesting terms of these awards are set forth in the “Outstanding Equity Awards Table” on page 36 of this proxy statement.

Other Compensation Information

Executive Perquisites and Benefits

General health, wellness, and retirement benefits provided to our NEOs are consistent with those received by other full-time, salaried employees. Our NEOs also are eligible to participate in our employee stock purchase plan on the same terms as our other eligible employees. Employees, including our NEOs, hired prior to November 2018 are also eligible for ride credits for use on the Lyft platform.

The only significant additional benefit we provided to our NEOs in 2019 is personal security services for our Co-Founders and Mr. Makavy. The Physical Security team partnered with an external security specialist firm to produce an in-depth assessment of threats to certain of our NEOs and determined security measures such as home security improvements, 24-hour personal security, and online security are needed for our Co-Founders. As a result of a separate assessment conducted by our Physical Security team, Mr. Makavy also received certain of these security services. We believe that the personal safety of all of our employees, including our Co-Founders and certain other key employees, is paramount and necessary to our continued success.

Succession Planning

One of the most critical roles of our board of directors is to oversee annual succession planning, executive compensation, and leadership development. The Compensation Committee will periodically review and discuss with the board of directors and, as the Compensation Committee deems appropriate, the Nominating and Corporate Governance Committee, corporate succession plans for our executive officers. As part of this process, plans for the development, retention, and replacement of our Chief Executive Officer, our President, and our other executive officers are expected to be conducted. Successors for key roles in our organization are identified based on our core values, role related skills, individual performance and potential, and inclusion and diversity, and we take note of any talent gaps and needed leadership development. In addition, our board of directors is expected to leverage a holistic CEO evaluation that includes criteria such as leadership, strategic planning, and financial and business performance as an input when conducting our annual executive compensation review.

Executive Stock Ownership Guidelines

In March 2019, our board of directors adopted stock ownership guidelines establishing a minimum share ownership requirement for our Co-Founders and other executive officers. The stock ownership guidelines provide that our Co-Founders must hold shares of our common stock with a value equal to five times their annual base salary and other executive officers must hold shares of our common stock with a value equal to three times their annual base salary. Our Co-Founders and other executive officers generally will have until the later of March 12, 2024 or, if applicable, five years after the date they are hired or become subject to the guidelines to comply with the minimum stock ownership requirement. However, ownership is defined as shares owned outright (as opposed to RSUs which are unvested and have not settled for shares of our common stock, or other equity awards exercisable for shares of our common stock). Compliance is measured annually at the end of our fiscal year (December 31st) based on year-end stock price and then reviewed by the Compensation Committee in the first regularly scheduled Compensation Committee meeting of the subsequent year. Once a covered executive has satisfied the guidelines as of an annual review (such date, the “measurement date”), the executive will be deemed to have continued to satisfy the guideline regardless of subsequent stock price declines, as long as the executive continues to own as of the last day of each future fiscal year the number of shares required to meet the guideline as of the measurement date.

As of December 31, 2019, the respective ownerships of all of our NEOs exceeded the current guidelines.

Insider Trading Policy

In September 2018, our board of directors adopted an Insider Trading Policy in order to take an active role in the prevention of insider trading violations by our executive officers, non-employee directors, employees and other related individuals. In connection with our IPO, our board of directors adopted a revised Insider Trading Policy, which became effective upon the effective date of our registration statement in connection with our IPO. In addition to forbidding the trading of securities (of Lyft or otherwise) on material nonpublic information, the Insider Trading Policy strictly prohibits hedging or pledging of Lyft securities, as well as engaging in any other derivative securities transaction, using Lyft securities as collateral for loans, and holding Lyft securities in margin accounts. We believe the Insider Trading Policy is aligned with current market governance best practices and will continue to monitor industry trends on an ongoing basis.

Clawback Policy

In March 2019, our board of directors adopted an Executive Compensation Clawback policy applicable to our current and former executive officers. Our Clawback Policy provides that, in the event that our financial statements filed with the SEC are subject to a material negative restatement as the result of fraud, gross negligence, or intentional misconduct by an executive officer less than three years after the original filing date of such financial statements upon which the executive officer’s incentive compensation was calculated or determined, then we have the right to recover from such executive officer (and/or to cancel, without payment of any consideration whatsoever, to the extent not yet paid or delivered) an amount corresponding to any performance-based compensation (including any cash bonus or equity-based award), which will be the amount that we determine would not have been granted, vested or paid had our financial results as originally reported been equal to our financial results as subsequently restated.

Executive Change in Control and Severance Plan; Death and Disability Policy

In January 2019, our board of directors adopted an Executive Change in Control and Severance Plan (the “Executive Severance Plan”) to provide assurances of specified benefits to our NEOs and other executives in the event of an involuntary termination of their employment for reasons other than for death, disability, or cause or a voluntary termination of their employment for good reason, in either case, under the circumstances described in the Executive Severance Plan. This Executive Severance Plan was developed with input from Pay Governance regarding severance practices at comparable companies, and is designed to attract, retain and reward senior level employees. The Executive Severance Plan will be in lieu of any other severance payments and benefits to which such key employee was entitled prior to signing the participation agreement.

In September 2019, our board of directors adopted a Death/Disability Benefit Policy that provides each of our eligible employees, including our NEOs (or their estates, as applicable), certain company-paid health care premiums and accelerated vesting of their time-based equity awards (with aggregate value of accelerated vesting not to exceed $10 million), upon such employee’s death or “disability” subject to the terms and conditions set forth therein.

We believe that these protections serve our retention objectives by helping our NEOs and other key employees maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of the Company. For more information, see the section titled “Potential Payments Upon Termination or Change in Control” beginning on page 38 of this proxy statement).

Deductibility of Executive Compensation

Section 162(m) of the Code generally limits the amount we may deduct from our federal income taxes for compensation paid to our CEO and certain “covered employees” within the meaning of Section 162(m) of the Code to $1 million per individual per year, subject to certain exceptions. Under a transition rule that applies to companies, such as ours, that become subject to Section 162(m) of the Code by reason of becoming publicly held, certain compensation granted during a transition period (and, with respect to RSU awards that are paid out before the end of the transition period) currently is not counted toward the deduction limitations of Section 162(m) of the Code if certain other requirements are met. We currently expect our transition period to expire at our annual meeting of stockholders to be held in 2023, although it could expire earlier in certain circumstances.

We have not previously taken the deductibility limit imposed by Section 162(m) of the Code into consideration in setting compensation and do not currently have any immediate plans to do so. We may, in our judgment, authorize compensation payments that are not fully tax deductible when we believe that such payments are appropriate to attract and retain executive talent or meet other business objectives.

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our board of directors, including options to purchase our equity securities and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Risk Considerations

The Compensation Committee, in cooperation with our management, reviewed our 2019 compensation programs. The Compensation Committee believes that the mix and design of the elements of such programs do not encourage our employees to assume excessive risks and accordingly are not reasonably likely to have a material adverse effect on the Company. We have designed our compensation programs to be balanced so that our employees are focused on both short and long-term financial and operational performance. Goals are appropriately set with targets that encourage growth in the business, while doing so in a manner that encourages profitability.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on such review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Respectfully submitted by the members of the compensation committee of the board of directors:

David Lawee (Chair)

Sean Aggarwal

Ben Horowitz

This report of the compensation committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Summary Compensation Table

The amounts below represent the compensation awarded to or earned by or paid to our NEOs for the year ended December 31, 2019:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Logan Green Chief Executive Officer and Co-Founder	2019	441,346	—		—	360,218	801,564
	2018	401,539	—		—	936,892	1,338,431
	2017	288,654	—		41,674,000	2,077	41,964,731

John Zimmer President and Co-Founder	2019	441,346	—		—	1,571,104	2,012,450
	2018	400,000	—		—	15,674	415,674
	2017	288,654	—		41,674,000	2,400	41,965,054

Brian Roberts Chief Financial Officer	2019	441,346	—		9,123,624	2,664	9,567,634

Kristin Sverchek General Counsel and Secretary	2019	432,692	—		5,550,192	2,552	5,985,436

Ran Makavy former Executive Vice President and Chief Product Officer	2019	441,346	—		19,083,456	95,156	19,619,958
	2018	392,885	—		6,352,500	2,017	6,747,402
	2017	341,346	—		15,961,500	8,137	16,310,983

Jon McNeill former Chief Operating Officer(3)	2019	270,000	—		3,345,336	1,600	3,616,936
	2018	419,231	420,000	(4)	32,000,006	1,589	32,840,826

(1)

Represents the aggregate grant date fair value of the RSUs calculated in accordance with ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to time-based vesting conditions.

(2)

For Mr. Green, (i) the 2019 amount reflects $357,597 in personal security services and $2,621 in ride credits for use on the Lyft platform, and (ii) the 2018 amount reflects $935,105 in personal security services and $1,787 in ride credits for use on the Lyft platform. For Mr. Zimmer, (i) the 2019 amount reflects $1,569,567 in personal security services and $1,537 in ride credits for use on the Lyft platform, and (ii) the 2018 amount reflects $13,504 in personal security services and $2,170 in ride credits for use on the Lyft platform. For Mr. Makavy, (i) the 2019 amount reflects $92,756 in personal security services and $2,400 in ride credits for use on the Lyft platform, and (ii) the 2017 amount reflects $5,737 in personal security services and $2,400 in ride credits for use on the Lyft platform. For each of the other figures, the amount reflects ride credits for use on the Lyft platform. We believe that ensuring personal safety of all of our employees, including our Co-Founders and certain other key employees, is paramount and necessary to our continued success.

(3)	Mr. McNeill left the Company in July 2019.
(4)	Reflects bonus paid to Mr. McNeill for 2018 pro-rated based on the length of time he was employed with us during 2018.

Grants of Plan-Based Awards in 2019

The following table sets forth information regarding the equity awards granted to our NEOs during the year ended December 31, 2019:

Name	Grant Date(1)	Stock Awards
		Type of Award(2)	Number of Units (#)	Grant Date Fair Value ($)(3)
Logan Green	—	—	—	—

John Zimmer	—	—	—	—

Brian Roberts	3/27/19	RSU	21,120	1,520,640
	3/27/19	RSU	105,597	7,602,984

Kristin Sverchek	3/27/19	RSU	64,414	4,637,808
	3/27/19	RSU	12,672	912,384

Ran Makavy	3/27/19	RSU	265,048	19,083,456

Jon McNeill	3/27/19	RSU	46,463	3,345,336

(1)	Each of the equity awards was granted pursuant to our 2018 Equity Incentive Plan.
(2)	The RSUs will vest upon the satisfaction of a time-based condition before the award’s expiration date.
(3)

Amounts reported represent the grant date fair value of RSUs calculated in accordance with ASC Topic 718. The grant date fair values of these awards were calculated based on the price per share of our Class A common stock sold in our IPO of $72.

Outstanding Equity Awards at 2019 Year-End

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2019:

	Grant Date	Option Awards(1)			Stock Awards(4)
Name		Number of Shares Underlying Options Exercisable (#)	Option Exercise Price($)(2)	Option Expiration Date(3)	Number of Shares or Units That Have Not Vested(#)	Market Value of Shares or Units That Have Not Vested ($)(5)
Logan Green	9/28/17(6)(7)	—	—	—	544,250	23,413,635

John Zimmer	9/28/17(6)(7)	—	—	—	544,250	23,413,635

Brian Roberts	10/16/14	249,263	3.23	10/15/24	—	—
	12/05/14	201,485	3.23	12/04/24	—	—
	9/14/16(6)(8)	—	—	—	41,875	1,801,463
	3/13/18(6)(9)	—	—	—	100,000	4,302,000
	3/27/19(6)(10)	—	—	—	21,120	908,582
	3/27/19(6)(11)	—	—	—	105,597	4,542,783

Kristin Sverchek	2/13/13	26,051	0.51	2/12/23	—	—
	2/13/13	167,678	0.51	2/12/23	—	—
	9/14/16(6)(12)	—	—	—	6,250	268,875
	3/13/18(6)(9)	—	—	—	53,000	2,280,060
	3/27/19(6)(10)	—	—	—	12,672	545,149
	3/27/19(6)(13)	—	—	—	52,336	2,251,495

	Grant Date	Option Awards(1)			Stock Awards(4)
Name		Number of Shares Underlying Options Exercisable (#)	Option Exercise Price($)(2)	Option Expiration Date(3)	Number of Shares or Units That Have Not Vested(#)	Market Value of Shares or Units That Have Not Vested ($)(5)
Ran Makavy	3/22/16(6)(14)	—	—	—	18,750	806,625
	12/5/17(6)(14)	—	—	—	28,125	1,209,938
	3/13/18(6)(9)	—	—	—	165,000	7,098,300
	3/27/19(6)(13)	—	—	—	215,351	9,264,400

Jon McNeill	3/13/18(15)	—	—	—	571,429	24,582,876
	3/27/19(16)	—	—	—	43,559	1,873,908

(1)	Each of the outstanding option awards listed in the table above was granted pursuant to our 2008 Plan.
(2)	This column represents the grant date fair value of a share of our Class A common stock, as determined by our board of directors.
(3)	Each option expiration date is the date 10 years after the grant date, with earlier expiration in the event of termination of service.
(4)

As further described in the footnotes below, the RSUs granted pursuant to our 2008 and 2018 Equity Incentive Plans were subject to two vesting conditions: a time-based condition and a performance-based condition before the award’s expiration date. The performance-based condition was satisfied on the effective date of our registration statement in connection with our IPO. The expiration date is seven years from the grant date.

(5)	The market price for our Class A common stock is based upon the market price of $43.02 per share, which is Lyft’s price at the close of market on December 31, 2019.
(6)	Subject to vesting acceleration under certain circumstances as described under “Potential Payments upon Termination or Change in Control” on page 38 of this proxy statement.
(7)

The time-based vesting condition is satisfied as to 1/4th of the total number of shares of our Class A common stock underlying the RSUs on August 20, 2018, and as to an additional 1/16th of the total number of shares of our Class A common stock underlying the RSUs in quarterly installments on each of February 20, May 20, August 20, and November 20 thereafter, subject to the NEO’s continued service through each vesting date.

(8)

The time-based vesting condition is satisfied as to 1/4th of the total number of shares of our Class A common stock underlying the RSUs on May 20, 2017, and as to an additional 1/16th of the total number of shares of our Class A common stock underlying the RSUs in quarterly installments on each of February 20, May 20, August 20, and November 20 thereafter, subject to Mr. Roberts’ continued service through each vesting date.

(9)

The time-based vesting condition is satisfied as to 1/4th of the total number of shares of our Class A common stock underlying the RSUs on February 20, 2020, and as to an additional 1/4th of the total number of shares of our Class A common stock underlying the RSUs in quarterly installments on each of May 20, August 20, and November 20 thereafter, subject to the NEO’s continued service through each vesting date.

(10)

The time-based vesting condition is satisfied as to 1/4th of the total number of shares of our Class A common stock underlying the RSUs on May 20, 2021, and as to an additional 1/4th of the total number of shares of our Class A common stock underlying the RSUs in quarterly installments on each of February 20, May 20, August 20, and November 20 thereafter, subject to the NEO’s continued service through each vesting date.

(11)

The time-based vesting condition is satisfied as to 1/8th of the total number of shares of our Class A common stock underlying the RSUs on May 20, 2020, and as to an additional 1/4th of the total number of shares of our Class A common stock underlying the RSUs on each of August 20, 2020, November 20, 2020 and February 20, 2021. Then, 1/16th of the total number of shares of our Class A common stock underlying the RSUs in quarterly installments on each of February 20, May 20, August 20, and November 20 thereafter, subject to Mr. Roberts’ continued service through each vesting date.

(12)

The time-based vesting condition is satisfied as to 1/4th of the total number of shares of our Class A common stock underlying the RSUs on May 20, 2017, and as to an additional 1/16th of the total number of shares of our Class A common stock underlying the RSUs in quarterly installments on each of February 20, May 20, August 20, and November 20 thereafter, subject to Ms. Sverchek’s continued service through each vesting date.

(13)

The time-based vesting condition is satisfied as to 1/16th of the total number of shares of our Class A common stock underlying the RSUs on May 20, 2019, and as to an additional 1/16th of the total number of shares of our Class A common stock underlying the RSUs in quarterly installments on each of February 20, May 20, August 20, and November 20 thereafter, subject to the NEO’s continued service through each vesting date.

(14)

The time-based vesting condition is satisfied as to 1/4th of the total number of shares of our Class A common stock underlying the RSUs on February 20, 2017, and as to an additional 1/16th of the total number of shares of our Class A common stock underlying the RSUs in quarterly installments on each of February 20, May 20, August 20, and November 20 thereafter, subject to Mr. Makavy’s continued service through each vesting date.

(15)

The time-based vesting condition is satisfied as to 1/16th of the total number of shares of our Class A common stock underlying the RSUs on May 20, 2018, and as to an additional 1/16th of the total number of shares of our Class A common stock underlying the RSUs in quarterly installments on each of February 20, May 20, August 20, and November 20 thereafter, subject to Mr. McNeill’s continued service through each vesting date. This award is subject to vesting acceleration under certain circumstances as described in Mr. McNeill’s Amended Employment Letter Agreement with the Company dated as of March 14, 2019.

(16)

The time-based vesting condition is satisfied as to 1/16th of the total number of shares of our Class A common stock underlying the RSUs on May 20, 2019, and as to an additional 1/16th of the total number of shares of our Class A common stock underlying the RSUs in quarterly installments on each of February 20, May 20, August 20, and November 20 thereafter, subject to Mr. McNeill’s continued service through each vesting date. This award is subject to vesting acceleration under certain circumstances as described in Mr. McNeill’s Amended Employment Letter Agreement with the Company dated as of March 14, 2019.

Option Exercises and Stock Vested in 2019

The following table sets forth information regarding options exercised and stock awards vested for the NEOs during the year ended December 31, 2019:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Logan Green	3,493,362	220,840,012	1,461,168	99,419,358
John Zimmer	3,286,895	208,086,545	1,461,168	99,419,358
Brian Roberts	—	—	350,125	22,965,107
Kristin Sverchek	58,400	3,348,004	164,703	10,582,352
Ran Makavy	—	—	752,822	50,157,570
Jon McNeill	—	—	262,644	17,957,589

(1)

The value realized upon exercise of stock options is calculated by subtracting the stock option exercise price from the fair market value on the exercise date, and multiplying the difference by the number of shares.

(2)

The value realized upon vesting of RSUs is calculated by multiplying the number of shares vested by the closing price of our Class A common stock on the vesting date (or, in the event the vesting date occurs on a holiday or weekend, the closing price of our Class A common stock on the immediately preceding trading day).

Potential Payments Upon Termination or Change in Control

Executive Change in Control and Severance Plan

In January 2019, our board of directors adopted an Executive Severance Plan pursuant to which our NEOs and certain other key employees are eligible to receive severance benefits, as specified in and subject to the employee signing a participation agreement under our Executive Severance Plan.

All of our NEOs who were employed with us as of December 31, 2019 signed a participation agreement under our Executive Severance Plan providing for the rights to the applicable payments and benefits described below. Mr. McNeill signed an employment agreement providing for certain accelerated vesting rights in the event that his employment is terminated under qualifying circumstances.

In the event of an “involuntary termination” of the employment of an NEO, which generally includes a termination of employment by the NEO for “good reason” or by us for a reason other than “cause,” death or “disability” (as such terms are defined in our Executive Severance Plan), that occurs outside the change in control period (as described below), then the NEO will be entitled to the following payments and benefits:

Item	CEO / President	All other NEOs
Cash Severance and Benefits (lump sum)	• Salary: 1.0x (12 months) • Bonus: Prorated for termination year • Benefits: 12 months company-paid COBRA	• Salary: 0.5x (6 months) • Bonus: Prorated for termination year • Benefits: 6 months company-paid COBRA

If such involuntary termination occurs within a period beginning three months prior to and ending 12 months following a “change in control” (as defined in our Executive Severance Plan) (such period, the “change in control period”), then the NEO will be entitled to the following payments and benefits:

Item	CEO / President	All other NEOs
Cash Severance and Benefits (lump sum)	• Salary: 1.5x (18 months) • Bonus: Prorated for termination year • Benefits: 18 months company-paid COBRA	• Salary: 1.0x (12 months) • Bonus: Prorated for termination year • Benefits: 12 months company-paid COBRA
Treatment of Unvested Equity	• Time-based equity: 100% acceleration of unvested equity • Performance-based equity: 100% acceleration at target	• Time-based equity: 100% acceleration of unvested equity • Performance-based equity: 100% acceleration at target

The receipt of the payments and benefits provided for under the Executive Severance Plan described above is conditioned on the NEO signing and not revoking a separation and release of claims agreement and such release becoming effective and irrevocable no later than the 60th day following the NEO’s involuntary termination of employment, as well as compliance with certain non-solicitation and non-disparagement provisions during the period that is 12 months following the NEO’s termination of employment and continued compliance with the invention assignment and confidentiality agreement applicable to the NEO.

If any of the payments or benefits provided for under the Executive Severance Plan or otherwise payable to the NEO would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the NEO will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to them. The Executive Severance Plan does not require us to provide any tax gross-up payments to the NEOs.

Death/Disability Benefits Policy

In September 2019, our Compensation Committee adopted a Death/Disability Benefit Policy for our employees, including our NEOs, that provides for certain health care premium payments and equity vesting acceleration benefits following an employee’s termination of employment due to that employee’s death or “disability” (as defined therein) (in either case, a “Qualifying Termination”). Upon an employee’s Qualifying Termination, the employee will be entitled to the following benefits, subject to the employee’s timely execution and non-revocation of a release of claims in a form provided by us:

•

Up to 24 months of COBRA premium payment for continued group health plan coverage for the employee and any spouse and/or eligible dependents of the employee (“Family Members”), if the employee, and/or that employee’s Family Members has or have coverage under a group health plan sponsored by us on the date of the employee’s Qualifying Termination; and

•

24 months accelerated vesting of each of such employee’s then-outstanding equity awards that vest based solely on the satisfaction of time-based vesting conditions (including equity awards that became subject to only time-based vesting conditions following the achievement of one or more performance goals). However, the aggregate value of the equity awards that may vest, and if applicable, become fully exercisable under this Policy may not exceed $10 million.

The following table sets forth information regarding potential payments that would have been provided to each of our NEOs who were employed with us as of December 31, 2019 under each of the circumstances specified below if he or she had terminated employment with Lyft effective December 31, 2019:

Name	Qualifying Termination Not in Connection with a Change of Control ($)
	Base Salary Component	COBRA/Benefits Component	Value of Accelerated Equity Awards	Total
Logan Green	450,000	19,895	—	469,895
John Zimmer	450,000	21,936	—	471,936
Brian Roberts	225,000	10,968	—	235,968
Kristin Sverchek	225,000	6,449	—	231,449
Ran Makavy	225,000	10,968	—	235,968

Name	Termination Due to Death or Disability ($)
	Base Salary Component	COBRA/Benefits Component	Value of Accelerated Equity Awards(1)	Total
Logan Green	—	39,790	10,000,000	10,039,790
John Zimmer	—	43,872	10,000,000	10,043,872
Brian Roberts	—	43,872	9,908,065	9,951,938
Kristin Sverchek	—	25,797	4,343,342	4,369,139
Ran Makavy	—	43,872	10,000,000	10,043,872

(1)	The values of accelerated equity based on the stock price of $43.02, the closing price of a share of our Class A common stock on December 31, 2019.

Name	Qualifying Termination in Connection with a Change of Control ($)
	Base Salary Component	COBRA/Benefits Component	Value of Accelerated Equity Awards(1)	Total
Logan Green	675,000	29,843	23,413,635	24,118,478
John Zimmer	675,000	32,904	23,413,635	24,121,539
Brian Roberts	450,000	21,936	11,554,828	12,026,764
Kristin Sverchek	450,000	12,898	5,345,579	5,808,477
Ran Makavy	450,000	21,936	18,379,263	18,851,199

(1)	The values of accelerated equity based on the stock price of $43.02, the closing price of a share of our Class A common stock on December 31, 2019.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of December 31, 2019. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders(1)	44,642,726	(2)	$5.13	(3)	60,767,268	(4)

(1)

Includes the 2008 Equity Incentive Plan (“2008 Plan”), the 2018 Equity Incentive Plan (“2018 Plan”), the 2019 Equity Incentive Plan (“2019 Plan”) and the 2019 Employee Stock Purchase Plan (“ESPP”). The 2008 Plan was terminated effective June 2018 and the 2018 Plan was terminated effective March 2019.

(2)	Includes 44,642,726 shares subject to options and RSUs that were outstanding as of December 31, 2019 that were issued under the 2008 Plan, the 2018 Plan, the 2019 Plan and the ESPP.
(3)	RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.
(4)

As of December 31, 2019, an aggregate of 60,767,268 shares of common stock were available for issuance under the 2019 Plan and 2019 ESPP. The 2019 Plan provides that on the first day of each year beginning on January 1, 2020, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 35,000,000 shares, (ii) 5% of the outstanding shares of all classes of our common stock as of the last day of our immediately preceding fiscal year or (iii) such other amount as our board of directors may determine. The ESPP provides that on the first day of each year beginning January 1, 2020, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 7,000,000 shares, (ii) 1% of the outstanding shares of all classes of our common stock as of the last day of our immediately preceding fiscal year or (iii) such other amount as our board of directors may determine. On January 1, 2020, the number of shares of Class A common stock available for issuance under the 2019 Plan and the ESPP increased by 15,129,789 shares and 3,025,957 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2020 for:

•	each of our directors;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person or group known by us to be the beneficial owner of more than 5% of our Class A or Class B common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 297,989,705 shares of our Class A common stock and 8,802,629 shares of our Class B common stock outstanding as of March 31, 2020. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2020 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2020 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Lyft, Inc., 185 Berry St., Suite 5000, San Francisco, California 94107. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Amount and nature of beneficial ownership					Percent of Total Voting Power
	Class A shares	%		Class B shares	%
Logan Green(1)	816,347		*	5,642,102	64.10	23.97%
John Zimmer(2)	816,296		*	3,160,527	35.90	13.50%
Brian Roberts(3)	968,281		*	—	—	*
Kristin Sverchek(4)	294,495		*	—	—	*
Sean Aggarwal(5)	1,411,402		*	—	—	*
Ben Horowitz(6)	12,873,987	4.32		—	—	2.72%
Hiroshi Mikitani(7)	31,400,156	10.54		—	—	6.62%
Ann Miura-Ko(8)	47,005		*	—	—	*
Valerie Jarrett(9)	20,393		*	—	—	*
David Lawee(10)	12,584,332	4.22		—	—	2.65%
Mary Agnes Wilderotter(11)	9,243		*	—	—	*
Ran Makavy(12)	303,958		*	—	—	*
Jon McNeill(13)	750,580		*	—	—	*
All current executive officers and directors as a group (12 persons)(14)	61,344,320	20.52		8,802,629	100	50.07%

	Amount and nature of beneficial ownership				Percent of Total Voting Power
	Class A shares	%	Class B shares	%
Greater than 5% stockholders
Entities affiliated with Fidelity(15)	42,686,898	14.32	—		9.00%
Entities affiliated with Rakuten(7)	31,400,156	10.54	—		6.62%
Entities affiliated with The Vanguard Group(16)	17,662,156	5.93	—		3.73%

†

The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock.

#

Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class B common stock shall be entitled to twenty votes per share of Class B common stock and each holder of Class A common stock shall be entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)

Consists of (i) 738,597 shares of Class A common stock held by Mr. Green, (ii) 1,627,851 shares of Class B common stock held by Mr. Green, (iii) 2,776,707 shares of Class B common stock held by El Trust dated August 3, 2015, for which Mr. Green serves as trustee, (iv) 1,237,544 shares of Class B common stock held by The Green 2014 Irrevocable Trust dated June 12, 2014, for which Mr. Zimmer serves as trustee and (v) 77,750 shares of Class A common stock issuable to Mr. Green upon the vesting of restricted stock units within 60 days of March 31, 2020.

(2)

Consists of (i) 738,546 shares of Class A common stock held by Mr. Zimmer, (ii) 1,750,302 shares of Class B common stock held by Mr. Zimmer, (iii) 909,605 shares of Class B common stock held by The Zimmer 2014 Irrevocable Trust dated June 16, 2014, for which Mr. Green serves as trustee, (iv) 500,620 shares of Class B common stock held by The John Zimmer Living Trust dated July 30, 2015, for which Mr. Zimmer serves as trustee and (v) 77,750 shares of Class A common stock issuable to Mr. Zimmer upon the vesting of restricted stock units within 60 days of March 31, 2020.

(3)

Consists of (i) 456,087 shares of Class A common stock held by Mr. Roberts, (ii) 2,309 shares of Class A common stock held by the Brian K. Roberts & Ann M. Roberts Revocable Trust dated November 27, 2006, for which Mr. Roberts and Mr. Roberts’ spouse serve as co-trustees, (iii) 59,137 shares of Class A common stock issuable to Mr. Roberts upon the vesting of restricted stock units within 60 days of March 31, 2020 and (iv) 450,748 shares of Class A common stock subject to outstanding stock options that are exercisable by Mr. Roberts within 60 days of March 31, 2020.

(4)

Consists of (i) 21,966 shares of Class A common stock held by Ms. Sverchek, (ii) 77,550 shares of Class A common stock held by the Thomas and Kristin Sverchek Revocable Trust, for which Ms. Sverchek and Ms. Sverchek’s spouse serve as co-trustees, (iii) 20,400 shares of Class A common stock issuable to Ms. Sverchek upon the vesting of restricted stock units within 60 days of March 31, 2020 and (iv) 174,579 shares of Class A common stock subject to outstanding stock options that are exercisable by Ms. Sverchek within 60 days of March 31, 2020.

(5)

Consists of (i) 3,358 shares of Class A common stock held by Mr. Aggarwal, (ii) 924,369 shares of Class A common stock held by Aggarwal Lee Family Trust, for which Mr. Aggarwal and Mr. Aggarwal’s spouse serve as co-trustees, (iii) 282,556 shares of Class A common stock held by the Aggarwal Lee Children’s Trust dated March 28, 2016, for which Mr. Aggarwal and Mr. Aggarwal’s spouse serve as co-trustees, (iv) 200,000 shares of Class A common stock held by Aggarwal Lee Dynasty Trust dtd April 18, 2016, for which Mr. Aggarwal and Mr. Aggarwal’s spouse serve as co-trustees and (v) 1,119 shares of Class A common stock issuable to Mr. Aggarwal upon the vesting of restricted stock units within 60 days of March 31, 2020.

(6)

Consists of (i) 3,358 shares of Class A common stock held by Mr. Horowitz, (ii) 82,480 shares of Class A common stock held of record by The 1997 Horowitz Family Trust U/A dated November 20, 2012, for which Mr. Horowitz is a trustee, (iii) 2,243 shares of Class A common stock held by AH Capital Management, L.L.C., with respect to which shares Mr. Horowitz shares voting and dispositive power, (iv) 7,650,778 shares of Class A common stock held of record by AH Parallel Fund III, L.P. for itself and as nominee for AH Parallel Fund III-A, L.P., AH Parallel Fund III-B, L.P., and AH Parallel Fund III-Q, L.P. (collectively, the “AH Parallel Fund III Entities”), (v) 5,134,009 shares of Class A common stock held of record by Andreessen Horowitz Fund III, L.P. for itself and as nominee for Andreessen Horowitz Fund III-A, L.P., Andreessen Horowitz Fund III-B, L.P., and Andreessen Horowitz Fund III-Q, L.P. (collectively, the “AH Fund III Entities”) and (vi) 1,119 shares of Class A common stock issuable to Mr. Horowitz upon the vesting of restricted stock units within 60 days of March 31, 2020. AH Equity Partners III (Parallel), L.L.C. (“AH EP III Parallel”) is the general partner of the AH Parallel Fund III Entities. The managing members of AH EP III Parallel are Marc Andreessen and Ben Horowitz. AH EP III Parallel has sole voting and dispositive power with regard to the shares held by the AH Parallel Fund III Entities. AH Equity Partners III, L.L.C. (“AH EP III”) is the general partner of the AH Fund III Entities. The managing members of AH EP III are Marc Andreessen and Ben Horowitz. AH EP III has sole voting and dispositive power with respect to the shares held by the AH Fund III Entities. The address for each of these entities is 2865 Sand Hill Road, Suite 101, Menlo Park, California 94025.

(7)

Consists of (i) 3,358 shares of Class A common stock held by Mr. Mikitani, (ii) 31,395,679 shares of Class A common stock beneficially held by Rakuten, Inc., which consist of (a) 16,410,011 shares of Class A common stock held by Viber Media S.à r.l (“Viber”), and (b) 14,985,668 shares of Class A common stock held by Rakuten Europe S.à r.l (“Rakuten Europe”) and (iii) 1,119 shares of Class A common stock issuable to Mr. Mikitani upon the vesting of restricted stock units within 60 days of March 31, 2020. Viber is an indirect subsidiary of Rakuten, Inc. and Rakuten Europe is a wholly-owned subsidiary of Rakuten, Inc. and Mr. Mikitani is the Chairman and Chief Executive Officer of Rakuten, Inc., and therefore may be deemed to hold voting and dispositive power with respect to these shares. The address for each of Rakuten, Inc., Viber and Rakuten Europe is 1-14-1, Tamagawa, Setagaya-ku, Tokyo, Japan 158-0094.
(8)	Consists of 47,005 shares of Class A common stock held by The Ko Family Trust dated January 28, 2011, for which Dr. Miura-Ko and Dr. Miura-Ko’s spouse serve as co-trustees.
(9)

Consists of (i) 18,885 shares of Class A common stock held by Ms. Jarrett and (ii) 1,508 shares of Class A common stock issuable to Ms. Jarrett upon the vesting of restricted stock units within 60 days of March 31, 2020.

(10)

Consists of shares of (i) 3,358 shares of Class A common stock held by Mr. Lawee, (ii) 12,579,855 shares of Class A common stock held by CapitalG Rise LLC (the “CapitalG Shares”) and (iii) 1,119 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 31, 2020. CapitalG Rise LLC is jointly owned by CapitalG LP and Alphabet Holdings LLC and each may be deemed to have sole voting power with respect to the CapitalG Shares and sole dispositive power with respect to the CapitalG Shares. CapitalG GP LLC, the general partner of CapitalG LP; Alphabet Holdings LLC, the managing member of CapitalG GP LLC; XXVI Holdings Inc., the managing member of Alphabet Holdings LLC; and Alphabet Inc., the controlling stockholder of XXVI Holdings Inc., may each be deemed to have sole voting and dispositive power with respect to the CapitalG Shares. Mr. Lawee is a partner of CapitalG LP and an executive officer of CapitalG Rise LLC, and therefore may be deemed to have shared voting power with respect to the CapitalG Shares. The address for each of these entities is 1600 Amphitheatre Parkway, Mountain View, California, 94043.

(11)

Consists of (i) 7,809 shares of Class A common stock held by Ms. Wilderotter and (ii) 1,434 shares of Class A common stock issuable to Ms. Wilderotter upon the vesting of restricted stock units within 60 days of March 31, 2020.

(12)

Consists of (i) 246,142 shares of Class A common stock held by Mr. Makavy and (ii) 57,816 shares of Class A common stock issuable to Mr. Makavy upon the vesting of restricted stock units within 60 days of March 31, 2020.

(13)

Mr. McNeill left the Company in July 2019. To the Company’s knowledge, as of the date of his departure, the reported shares consist of (i) 134,167 shares of Class A common stock held by Mr. McNeill and (ii) 616,413 shares of Class A common stock held by Oasis Investment Partners LP, over which Mr. McNeill shares voting and dispositive power.

(14)

Consists of (i) 60,443,538 shares of Class A common stock beneficially owned by our current executive officers and directors, (ii) 8,802,629 shares of Class B common stock beneficially owned by our Co-Founders, (iii) 275,455 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 31, 2020 and (iv) 625,327 shares of Class A common stock subject to outstanding stock options that are exercisable within 60 days of March 31, 2020.

(15)

Based solely on a Schedule 13G/A filed with the SEC on February 7, 2020, reporting sole voting power with respect to 6,626,773 shares of Class A common stock and sole dispositive power with respect to 42,686,898 shares of Class A common stock. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (the “Fidelity Funds”), advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides in the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(16)

Based solely on a Schedule 13G filed with the SEC on February 11, 2020, reporting sole voting power with respect to 76,165 shares of Class A common stock, shared voting power with respective to 2,155 shares of Class A common stock, sole dispositive power with respect to 17,579,968 shares of Class A common stock and shared dispositive power with respect to 82,188 shares of Class A common stock. The address for The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.

CERTAIN RELATIONSHIPS, RELATED PARTY AND OTHER TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of any class of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Investors’ Rights Agreement

We are party to an Amended and Restated Investors’ Rights Agreement dated June 27, 2018, or the IRA, which provides, among other things, that certain holders of our capital stock, including entities affiliated with Andreessen Horowitz, CapitalG, Fidelity, General Motors, IEH Venture Investments, and Rakuten have the right to demand that we file a registration statement or request that their shares of our capital stock acquired prior to our IPO be covered by a registration statement that we are otherwise filing except to the extent that shares held by such holder can be sold in any 90-day period without registration in compliance with Rule 144. Ben Horowitz, David Lawee, and Hiroshi Mikitani, members of our board of directors, are affiliated with Andreessen Horowitz, CapitalG, and Rakuten, respectively. Jonathan Christodoro, a member of our board of directors until March 2019, is a party to the IRA and was affiliated with IEH Venture Investments during his service on our board of directors. Logan Green and John Zimmer, two of our executive officers and members of our board of directors, and certain entities affiliated with each of them, are party to the IRA.

Transactions with Entities Affiliated with Rakuten

Entities affiliated with Rakuten currently hold more than 5% of our outstanding Class A common stock. Hiroshi Mikitani, a member of our board of directors, is the Chairman and Chief Executive Officer of Rakuten, the parent company of Rakuten Intelligence and Rakuten Marketing. During the year ended December 31, 2019, we purchased certain marketing services in the amount of $1.9 million from Rakuten Intelligence and Rakuten Marketing.

Transactions with Entities Affiliated with Alphabet

Entities affiliated with Alphabet Inc., including entities affiliated with CapitalG, held more than 5% of our outstanding Class A common stock until April 2019. During the quarter ended March 31, 2019, we purchased certain advertising-related and other services in the amount of $18.1 million from an entity affiliated with Alphabet. This entity ceased to be a related party in April 2019.

Policies and Procedures for Related Person Transactions

Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.

In determining whether to approve or ratify any such proposal, our audit committee will take into account, among other factors it deems appropriate, (i) whether the transaction would affect the independence of any director, (ii) whether the transaction is on terms that reflect an arms-length transaction and (iii) the extent of the related person’s interest in the transaction. The policy deems certain transactions not to require audit committee approval, including (i) certain compensation arrangements of executive officers, (ii) certain director compensation arrangements, (iii) transactions with another company at which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% equity interest of that company, (iv) charitable contributions, grants, endowments or pledges by us to a charitable organization, foundation or university where the related person’s only relationship is as an employee (other than an executive officer) or director, if the aggregate amount involved does not exceed the lesser of $1,000,000 or 2% of the charitable organization’s total annual receipts, (v) any transaction available to all U.S. employees generally, and (vi) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis.

OTHER MATTERS

Note About Forward-Looking Statements

Various statements in this proxy statement, including estimates, projections, objectives and expected results, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are generally identified by the words “believe,” “expect,” “anticipate,” “intend,” “opportunity,” “plan,” “project,” “will,” “should,” “could,” “would,” “likely” and similar expressions and include statements about our strategies, markets, business and opportunities. Forward-looking statements are based on current assumptions that are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements, including the risks and uncertainties discussed in Item 1A – Risk Factors of the Form 10-K for the fiscal year ended December 31, 2019 included in the Annual Report provided with our proxy materials as well as our other filings with the Securities and Exchange Commission, and additional risks related to the COVID-19 pandemic, including the related public health measures taken in response and the burgeoning effect of the COVID-19 pandemic on our business, operating results and ability to forecast our performance. We undertake no obligation to update or revise publicly any forward-looking statements.

Delinquent 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms filed with the SEC, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2019, all Section 16(a) filing requirements were satisfied on a timely basis, except with respect to the failure to timely file a Form 4 for Brian Roberts reporting the reclassification of shares of common stock into shares of Class A common stock in connection with our initial public offering (filed with the SEC on April  5, 2019, one day following the due date, due to a technical error).

Fiscal Year 2019 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2019 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at investor.lyft.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Lyft, Inc., Attention: Investor Relations, 185 Berry St., Suite 5000, San Francisco, California 94107.

*    *    *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

San Francisco, California

April 27, 2020

LYFT, INC.

C/O BROADRIDGE

51 MERCEDES WAY

EDGEWOOD, NY 11717

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 18, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LYFT2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 18, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D14057-P34421                                 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.                 DETACH AND RETURN THIS PORTION ONLY

LYFT, INC.		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		All	All	Except
The Board of Directors recommends you vote FOR each of the following nominees:

1.	Election of Directors	☐	☐	☐

Nominees:

01) Logan Green
02) Ann Miura-Ko

The Board of Directors recommends you vote FOR each of Proposals 2 and 3:							For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.						☐	☐	☐

3.	To approve, on an advisory basis, the compensation of our named executive officers.						☐	☐	☐

The Board of Directors recommends you vote EVERY 1 YEAR for Proposal 4:						1 Year	2 Years	3 Years	Abstain

4.	To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers.					☐	☐	☐	☐

NOTE: In their discretion, the proxy holders will vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

		Yes	No

For address changes and/or comments, please check this box and write them on the back where indicated.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D14058-P34421

LYFT, INC.

Annual Meeting of Stockholders

June 19, 2020 1:30 p.m. PDT

This proxy is solicited by the Board of Directors

The stockholder(s) of Lyft, Inc. hereby appoint(s) Brian Roberts and Kristin Sverchek, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Lyft, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 p.m. PDT on June 19, 2020, and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually at: www.virtualshareholdermeeting.com/LYFT2020. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the question and answer section under the heading “What do I need to do to attend the Annual Meeting?”.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side